EXHIBIT 10.26

ASSIGNMENT OF TRADEMARKS AND LICENSE AGREEMENT
This Agreement is entered into as of the 2nd day of November, 1994, by and between BORG-WARNER SECURITY CORPORATION (formerly known as Borg-Warner Corporation), a Delaware corporation having a place of business at 200 South Michigan Avenue, Chicago, Illinois 60604 (“Security”), and BORG-WARNER AUTOMOTIVE, INC. (formerly a subsidiary of Borg-Warner Corporation), a Delaware corporation having a place of business at 200 South Michigan Avenue, Chicago, Illinois 60604 (“Automotive”).
WITNESSETH:
WHEREAS, Security has been for many years and is in the business of providing a broad range of protective and security services and products, including, but not limited to guard, alarm, armored transport, ATM maintenance and servicing, cash management, courier, investigative, pre-employment screening and mailroom services, and developing, manufacturing, distributing, selling and servicing fire detection and burglary alarm products.
WHEREAS, Security has been for many years and will continue to be in the business of, among other things, acquiring and operating other businesses in a variety of industries.
WHEREAS, for many years, Security has used and is using, by license or otherwise, in its many businesses various trademarks, service marks, trade names and trade dress comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof, including but not limited to, the trademarks, trade names and trade dress identified in Schedules A, B, C and D (the “Borg Warner Trademarks”).
WHEREAS, Automotive, for many years, was, as a subsidiary of Security, and currently is, as a separate corporation, primarily in the business of developing, manufacturing and selling automotive products to original equipment manufacturers of passenger cars, light trucks and other vehicles, and in the associated aftermarket, under and in connection with trademarks, service marks, trade names and trade dress comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof, including but not limited to the trademarks, service marks and trade names identified in Schedule A (the “Automotive Trademarks”) and Schedule D (the “Base Trademarks”).
WHEREAS, Security and Automotive entered into an Amended and Restated Trademark and Trade Name License Agreement dated as of August 24, 1993 (the “Automotive License Agreement”), pursuant to which Automotive was licensed the right to use the Automotive Trademarks and Base Trademarks in connection with certain products.
WHEREAS, Security has also licensed to Echlin, Inc. the use of some of the trademarks and trade dress identified in Schedule C (the “Bow Tie Trademarks”) in an agreement dated as of September 1, 1993 (the “Echlin License Agreement”).
WHEREAS, Security operates its present business in the Security Field as defined in Article I and does not plan to expand its business into the Automotive Field as defined in Article I, but intends to expand its business into other industries.
WHEREAS, Automotive operates its present business in the Automotive Field as defined in Article I and does not presently plan to expand its business into the Security Field as defined in Article I or any other field other than the Automotive Field.
WHEREAS, substantial differences exist between Security's products and services and Automotive's products and services; substantial differences exist in the channels of trade in which Security's and Automotive's respective products and services are marketed, promoted, advertised and sold; and substantial differences exist in the consumers and purchasers of Security's products and services and Automotive's products and services.
WHEREAS, there has been no known actual confusion between Security's products and services and Automotive's products and services on account of the similarity of the Borg Warner Trademarks, and no likelihood of confusion is foreseen.

WHEREAS, subject to the terms and conditions of this Agreement, Automotive desires to 1) acquire all of Security's right, title and interest in and to all of the Automotive Trademarks, Bow Tie Trademarks and Base Trademarks in the Automotive Field, the goodwill associated therewith, and the United States and foreign Trademark Registrations and Registration Applications therefor; 2) acquire all of Security's rights and obligations under the Echlin License Agreement; and 3) terminate the Automotive License Agreement.
WHEREAS, subject to the terms and conditions of this Agreement, Security desires to 1) assign to Automotive all of its right, title and interest in and to all of the Automotive Trademarks, Bow Tie Trademarks and Base Trademarks in the Automotive Field, the goodwill associated therewith, and the United States and foreign Trademark Registrations and Registration Applications therefor; 2) assign to Automotive all of its rights and obligations under the Echlin License Agreement; and 3) terminate the Automotive License Agreement.
NOW, THEREFORE, based on the aforesaid premises, and subject to the terms and conditions set forth below, the parties agree as follows:
ARTICLE I - DEFINITIONS

1.1)
“Automotive Field” means the business of supplying products, components, accessories and services for the manufacture, service and repair of (a) vehicles, including without limitation passenger cars, vans, trucks, fork-lift trucks and other industrial vehicles, off- highway motive equipment, motorcycles and other recreational vehicles, aircraft, marine vessels, tractors and other agricultural vehicles, railroad rolling stock and trailers and (b) internal combustion engines and associated fuel supply or emission control systems or devices for any application. The “Automotive Field” does not include monitoring, tracking or servicing of any alarm, signal or security device installed on any vehicle. The “Automotive Field” includes all such products, components, accessories and services used on vehicles that also have an application or use on industrial equipment. The “Automotive Field” also includes use of promotional items and events associated with the promotion, marketing and sale of any of the foregoing products, components, accessories and services.

1.2)
“Security Field” means the business of supplying products or services that provide or enhance security, including but not limited to guard services, alarm services, armored transport services, ATM maintenance and servicing, cash management services, courier services, investigative services, pre-employment screening, mailroom services; developing, manufacturing, distributing, selling and servicing fire detection and burglary alarms and products; and monitoring, tracking or servicing of any alarm, signal or security device installed on any vehicle but does not include the manufacture or sale of any alarm, signal or security device installed on vehicles and replacement parts therefor.

ARTICLE II - ASSIGNMENT OF MARKS

2.1)
Security hereby assigns to Automotive all of its right, title and interest world-wide in and to the Base Trademarks, Automotive Trademarks and Bow Tie Trademarks in the Automotive Field, together with the goodwill of the business associated with such marks, and all United States and foreign Registrations and Registration Applications therefor. Security agrees that it will not challenge or contest the validity of the Automotive Trademarks, the Bow Tie Trademarks or Base Trademarks used or licensed by Automotive in the Automotive Field.

2.2)
Security retains all right, title and interest world-wide in and to trademarks and trade names identified in Schedule B (the “Security Trademarks”) and the Base Trademarks other than in the Automotive Field, together with all goodwill of the business associated with such marks, and all United States and foreign Registrations and Registration Applications therefor. Automotive agrees that it will not challenge or contest the validity of the Security Trademarks or Base Trademarks used or licensed by Security other than in the Automotive Field.

ARTICLE III - RESTRICTIONS ON USE OF MARKS

3.1)
Security shall not use or license for use any of the Automotive Trademarks or Bow Tie Trademarks. Security shall not use or license for use any of the Security Trademarks, Base Trademarks or any trademarks, service marks, trade dress and trade names comprised or, in whole or in part, the term “Borg Warner”, “B” and “W” or variations thereof, in the Automotive Field. Security may adopt, use or license any new trademark, service mark, trade dress, trade name or the like utilizing, in whole or in part, the term “Borg Warner”, “B” and “W” or variations thereof in any business, industry or field other than in the Automotive Field except as restricted by law.

3.2)
Automotive shall not use or license for use any of the Security Trademarks. Automotive shall not use or license for use any of the Automotive Trademarks, the Bow Tie Trademarks, Base Trademarks or any trademarks, service marks, trade dress and trade names comprised of, in whole or in part, the term “Borg Warner”, “B” and “W” or variations thereof, other than in the Automotive Field. Automotive may adopt, use or license any new trademark, service mark, trade dress, trade name or the like, utilizing, in whole or in part, the term “Borg Warner”, “B” and “W” or variations thereof in the Automotive Field except as restricted by law.

3.3)
Automotive may license the Automotive Trademarks, Bow Tie Trademarks, the Base Trademarks or any other trademark, service mark, trade dress or trade name comprised of, in whole or in part, the term “Borg Warner”, “B” or “W” or variations thereof for use in the Automotive Field to any entity provided that for any such license granted after August 24, 1993, Automotive retains the contractual right to control the products and services to be produced or provided by such entity under or in connection with the Automotive Trademarks, the Bow Tie Trademarks or Base Trademarks, the quality of such products and services, the manner in which such products and services are marketed and sold, and the manner in which such trademarks, service marks, trade dress or trade names are displayed and used.
ARTICLE IV - ASSIGNMENT AND TERMINATION OF LICENSE AGREEMENTS

4.1)
Security hereby assigns to Automotive all of its rights, interests and obligations in, under, and to the Echlin License Agreement and Automotive hereby assumes all rights, obligations and restrictions of Security thereunder.

4.2)	The Automotive License Agreement is hereby terminated and superseded by this Agreement.
ARTICLE V - PAYMENTS

5.1)
Upon approval of this Agreement by the Board of Directors of both Automotive and Security, Automotive shall pay Security $10,000,000.00. Automotive shall also pay Security any royalties collected by Automotive from Echlin pursuant to the Echlin License Agreement relating to the sale of products sold by Echlin under or in connection with the Bow Tie Trademarks which are attributable to any sales during the period of time prior to November 1, 1994.

5.2)	As additional consideration for the transactions contemplated by this Agreement, Automotive shall pay Security the sum of $7,500,000.00 within 30 days following the first to occur of:

(i)	a “Change in Control” of Automotive;

(ii)
the assignment by Automotive or any of its successors or assigns of, or the entering of an agreement to assign, any of the Automotive Trademarks, Bow Tie Trademarks, Base Trademarks or any other trademark, service mark, trade dress or trade name comprised of, in whole or in part, the term “Borg Warner”, “B” or “W” or variations thereof other than to a “Subsidiary;” or

(iii)
the license by Automotive or any of its successors or assigns of, or the entering of an agreement to license, any of the Automotive Trademarks, Bow Tie Trademarks, Base Trademarks or any other trademark, service mark, trade dress or trade name comprised of, in whole or in part, the term “Borg Warner”, “B” or “W” or variations thereof, other than as provided in paragraph 3.3 of this Agreement.

As used herein, a “Change in Control” shall be deemed to have occurred when (i) more than 50% of Automotive's Board of Directors (the “Board”) consists of individuals who were not members of the Board on August 24, 1993, and whose election, or nomination for election, was not approved by a vote of at least 75 % of the directors then in the office, who either were directors on August 24, 1993 or whose election or nomination for election was previously so approved or (ii) any person or group (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934), other than Merrill Lynch & Co. and its affiliates and members of Automotive's management on August 24, 1993, shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Automotive on a fully diluted basis. As used herein, “Subsidiary” means any corporation with respect to which Automotive or one of its Subsidiaries has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

ARTICLE VI - ENFORCEMENT OF TRADEMARK RIGHTS

6.1)
The parties agree and acknowledge that the enforcement of the Automotive Trademarks, the Bow Tie Trademarks, Security Trademarks, Base Trademarks and other trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof by their respective owners, is integral to the maintenance of the strength, goodwill and value thereof. Security and Automotive shall (i) maintain a consistent and high level of quality, at least equal to that which has previously been employed, for the products and services offered under such marks and (ii) correctly use and properly identify such marks.

6.2)
Automotive will, at its reasonable discretion and sole expense, register, maintain and police the Automotive Trademarks, the Bow Tie Trademarks, Base Trademarks in the Automotive Field, and any trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof, which Automotive hereafter adopts or uses consistent with Paragraph 3.2 hereof.

6.3)
Security will, at its reasonable discretion and sole expense, register, maintain and police the Security Trademarks, Base Trademarks outside the Automotive Field, and any trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof, which Security hereafter adopts or uses consistent with Paragraph 3.1 hereof.

6.4)
Each party will promptly provide the other with written notification upon learning of the use by a third party of a trademark, service mark, trade dress or trade name that is the same as or substantially similar to any trademark, service mark, trade dress or trade name comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” or any variation thereof, used at any time by Security or Automotive (the “Infringing Mark”). Either party may join any enforcement action initiated by the other party against any use by any third party of any Infringing Mark, at its sole expense, as long as joining does not adversely affect the rights of the initiating party. In any event, each party shall cooperate with the other in any enforcement action reasonably brought and prosecuted by either party against any use by any third party of any Infringing Mark, and each party shall bear its own expenses and costs, including attorneys' fees incurred in providing such cooperation. In the event damages (or sanctions) are awarded in any such action, each party shall be responsible for and/or entitled to such damages (or sanctions) as are proved by or against it.
ARTICLE VII - RELEASE AND INDEMNIFICATION

7.1)
Security and Automotive hereby release and forever discharge each other, and covenant not to sue each other, for and from any and all claims, causes of action, damages, and liabilities arising from the use of the trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” and “W” and variations thereof, as are permitted under this Agreement.

7.2)
Automotive agrees to indemnify and hold Security harmless from and against, and to defend against, any loss, liability, damage, claim or expense (including reasonable attorneys' fees and court costs) (“Loss”) resulting from, arising out of, relating to, or caused by (i) Automotive's breach of any term of this Agreement, (ii) Automotive's use of any trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” or “W” or variations thereof, and (iii) the assignment of rights, interests or obligations herein, provided that Automotive shall not have any obligation to indemnify Security under this clause (iii) from and against any Loss that results from, arises out of, relates to, or is caused by a challenge by any governmental entity or administrative body.

7.3)
Security agrees to indemnify and hold Automotive harmless from and against, and to defend against, any Loss resulting from, arising out of, relating to, or caused by (i) Security's breach of any term of this Agreement, and (ii) Security's use of any trademarks, service marks, trade dress and trade names comprised, in whole or in part, of the term “Borg Warner”, “B” or “W” or variations thereof.

ARTICLE VIII - ARBITRATION

8.1)
Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Chicago, Illinois, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof.

8.2)
The arbitrator shall resolve any controversies, disputes or claims in accordance with the terms of this Agreement interpreted in accordance with the law of Illinois, and applicable federal law acting always as an impartial judge without a jury and not as mediator or conciliator. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the State of Illinois. The arbitration award, which may include equitable relief, shall state in writing the reasons for the award and, in connection therewith, set for the arbitrator's findings of fact and conclusions of law.

ARTICLE IX - MISCELLANEOUS PROVISIONS

9.1)
This Agreement shall be binding upon the parties, their successors and assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

9.2)	This Agreement constitutes the entire agreement between Security and Automotive with respect to the subject matter hereof and no other representations, oral or otherwise, have been relied upon.

9.3)	The parties will execute such other documents as are necessary and reasonable to effect the purpose of this Agreement.

9.4)	This Agreement shall be deemed drafted by both parties, and entered into after review and with advise of counsel.

9.5)	The rights and obligations under this Agreement shall not become effective unless and until approved by the parties' respective Boards of Directors.

9.6)	This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois and the applicable federal law of the United States.

9.7)	All notices required under this Agreement shall be sent to the attention of the General Counsel at the respective parties, at the above addresses, or as otherwise directed by the parties.

9.8)
Each party hereto will have all rights and remedies set forth in this Agreement and all rights and remedies which such parties have been granted at any time under any other existing agreement or contract and under applicable law. Any person having rights under this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by law. In the event that either party shall institute any action specifically to enforce the other party's performance under this Agreement, such other party agrees to waive the defense that the enforcing party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

9.9)	The obligations and restrictions imposed upon Automotive under this Agreement, including but not limited to Paragraph 5.2, shall not apply to the mark or name “BORG & BECK” and equivalents thereof.

In witness whereof, the parties have caused this Agreement to be executed as of the date first above written.

BORG-WARNER SECURITY            BORG-WARNER AUTOMOTIVE, INC.
CORPORATION

BY:/s/    ____________________            BY:/s/_________

TYPED NAME: DONALD C. TRAUSCHT         TYPED NAME: J. GORDAN AMEDEE

TITLE:    President                    TITLE:    Chairman

SCHEDULE A
“Automotive Trademarks”
I.    United States Trademark Registrations and Registration Applications
United States Registration No. 1,412,239
United States Registration No. 1,414,891

United States Registration Application No. 74/351,180

BORG-WARNER AUTOMOTIVE

SCHEDULE A CONTINUED
BorgWarner
Automotive

BorgWarner Automotive

BorgWarner Automotive

SCHEDULE A CONTINUED

II.    Trade Names
Borg-Warner Automotive, Inc.
Borg-Warner Automotive Transmission & Engine Components Corporation
Borg-Warner Automotive Diversified Transmission Products Corporation
Borg-Warner Automotive Electronic & Mechanical Systems Corporation
Borg-Warner Automotive Powdered Metals Corporation
Borg-Warner de Mexico, S.A. de C.V.
B.W. Componentes Mexicanos de Transmisiones, S.A. de C.V.
Borg-Warner Automotive K.K.
Borg-Warner Automotive GmbH
Borg-Warner Automotive Korea, Inc.
Borg-Warner Automotive (Canada) Limited
Borg & Beck Torque Systems, Inc.
Regina-Warner S.p.A.
NSK-Warner K.K.
Warner-Ishi Corporation
Beijing Warner Gear Co., Ltd.
Borg-Warner Automotive
Borg-Warner Marine and Industrial
Borg-Warner Automotive Europe Corporation
Borg-Warner Automotive Japan Corporation
Borg-Warner Automotive Mexico Corporation
Borg-Warner Automotive NW Corporation
Borg-Warner Automotive W/I Corporation
BWA Receivables Corporation

SCHEDULE B
“Security Trademarks”
I. Unites States Trademark Registration Applications
United States Registration Application Serial No. 74/357,296
BORG-WARNER SECURITY and horse & rider design
United States Registration Application Serial No. 74/356,400
BORG-WARNER SECURITY
United States Registration Application Serial No. 74/359,780
BORG-WARNER SECURITY CORPORATION

II. Trade Names

Borg-Warner Security Corporation
Borg-Warner Security
Borg-Warner Protective Services Corporation
Borg-Warner Information Services Inc.
Borg-Warner Equities Corporation
Borg-Warner Equities Corporation of California
Borg-Warner Equities of Monterey, Inc.
Borg-Warner Insurance Holding Corporation
Borg-Warner International Corporation
B-W Canada Alarm (Wells Fargo) Corporation
B-W Canadian Guard Corporation
B-W Columbian Guard Corporation
B-W U.K. Guard Corporation
B-W Chemicals Corporation

SCHEDULE C

I. United States Trademark Registrations
United States Registration No. 787,366
United States Registration No. 790,159

SCHEDULE C CONTINUED
II. Trade Dress

SCHEDULE D
“Base Trademarks”

I. United States Trademark Registrations

United States Registration No. 1,412,240
BORG-WARNER
II. Common Law Trademarks
BorgWarner
Warner
Borg